Exhibit (h)(6)

AMENDMENT NO. 1

TO ADMINISTRATIVE SERVICES AGREEMENT

Thrivent Asset Management, LLC (“TAM”) and Thrivent Mutual Funds (“TMF”) hereby agree that, effective February 26, 2010, the “Thrivent Government Bond Fund” shall be deemed a “Fund” under the terms of the Administrative Services Agreement, dated January 1, 2009, between TAM and TMF.

A revised Schedule A is attached hereto.

THRIVENT MUTUAL FUNDS

By	/s/ Russell W. Swansen
Russell W. Swansen, President

THRIVENT ASSET MANAGEMENT, LLC

By	/s/ Russell W. Swansen
Russell W. Swansen, President

Schedule A

(Effective February 26, 2010)

Thrivent Partner Small Cap Growth Fund

Thrivent Mid Cap Growth Fund

Thrivent Partner International Stock Fund

Thrivent High Yield Fund

Thrivent Diversified Income Plus Fund

Thrivent Income Fund

Thrivent Core Bond Fund

Thrivent Limited Maturity Bond Fund

Thrivent Money Market Fund

Thrivent Partner Small Cap Value Fund

Thrivent Small Cap Stock Fund

Thrivent Mid Cap Stock Fund

Thrivent Large Cap Value Fund

Thrivent Large Cap Stock Fund

Thrivent Large Cap Growth Fund

Thrivent Real Estate Securities Fund

Thrivent Balanced Fund

Thrivent Municipal Bond Fund

Thrivent Partner Mid Cap Value Fund

Thrivent Aggressive Allocation Fund

Thrivent Moderately Aggressive Allocation Fund

Thrivent Moderate Allocation Fund

Thrivent Moderately Conservative Allocation Fund

Thrivent Partner Worldwide Allocation Fund

Thrivent Equity Income Plus Fund

Thrivent Government Bond Fund